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                                                                    Exhibit 23.4



                 CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED



In connection with the proposed merger of F&M Interim Bank, a wholly owned subsidiary of F&M Bancorporation, Inc., into Community State Bank, Algoma, Wisconsin, in accordance with an Agreement and Plan of Reorganization among F&M Bancorporation, F&M Interim Bank and Community State Bank, the undersigned, acting as an independent financial advisor to the Board of Directors of Community State Bank, hereby consents to the reference to our firm in the Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus included therein and to the inclusion of our fairness opinion as an exhibit to the Registration Statement and Joint Proxy Statement/Prospectus.


Dated: April 22, 1996




                                                   ROBERT W. BAIRD & CO.
                                                       Incorporated





                                                   By: /s/ Bernard E. Adee
                                                       -----------------------

                                                       Bernard E. Adee,
                                                       First Vice President